Exhibit 99.1

EMPIRE STATE REALTY TRUST ANNOUNCES FOURTH QUARTER

AND FULL YEAR 2023 RESULTS

– Net Income Per Fully Diluted Share of $0.06 in Fourth Quarter and $0.30 in 2023 –

– Core FFO Per Fully Diluted Share of $0.25 in Fourth Quarter and $0.93 in 2023 –

– Signed 951,000 Rentable Square Feet of Leases in 2023 –

– $1.2 Billion of Liquidity, No Floating Rate Debt Exposure –

– Provides 2024 Outlook –

New York, New York, February 20, 2024 – Empire State Realty Trust, Inc. (NYSE: ESRT) is a NYC-focused REIT that owns and operates a portfolio of modernized, amenitized, and well-located office, retail, and multifamily assets. The Company is a recognized leader in energy efficiency and indoor environmental quality. ESRT’s flagship Empire State Building – the “World’s Most Famous Building” – includes its Observatory, the #1 attraction in the U.S. in Tripadvisor’s Travelers’ Choice Awards: Best of the Best for two consecutive years. Today the Company reported its operational and financial results for the fourth quarter and full year 2023 and provided guidance for the full year 2024. All per share amounts are on a fully diluted basis, where applicable.

Fourth Quarter and Full Year 2023 Recent Highlights

•	Net Income of $0.06 per share in the fourth quarter of 2023 and $0.30 per share in 2023.

•	Core Funds From Operations (“Core FFO”) of $0.25 per share in the fourth quarter of 2023 and $0.93 per share in 2023.

•

Same-Store Property Cash Net Operating Income (“NOI”) increased 11.3% from the fourth quarter of 2022 and increased 2.2% from the full year 2022, excluding lease termination fees, primarily driven by higher revenues from cash rent commencement and other income, which was partially offset by increases in property operating expenses.

•	Manhattan office portfolio leased rate increased by 20bps sequentially and increased by 250bps year-over-year to 92.1%. Total commercial portfolio is 90.6% leased as of December 31, 2023.

•	Signed approximately 164,000 rentable square feet of new, renewal, and expansion leases, in the fourth quarter and 951,000 rentable square feet of new, renewal and expansion leases in 2023.

•	Empire State Building Observatory generated $26.9 million of NOI in the fourth quarter and $94.1 million of NOI for the full year 2023, which is in-line with full year 2019 NOI.

Property Operations

As of December 31, 2023, the Company’s property portfolio contained 8.6 million rentable square feet of office space, 0.7 million rentable square feet of retail space and 727 residential units, which were occupied and leased as shown below.

	December 31, 2023	September 30, 2023	December 31, 2022
Percent occupied:
Total commercial portfolio	86.3%	87.0%	85.2%
Total office	86.0%	86.7%	85.1%
Manhattan office	87.3%	87.8%	86.0%
GNYMA office[1]	76.6%	79.3%	80.2%
Total retail[2]	90.4%	90.4%	86.5%

Percent leased (includes signed leases not commenced):
Total commercial portfolio	90.6%	90.5%	88.6%
Total office	90.5%	90.5%	88.3%
Manhattan office	92.1%	91.9%	89.6%
GNYMA office[1]	79.3%	79.9%	80.9%
Total retail[2]	92.1%	91.5%	92.2%
Total multifamily portfolio	98.1%	97.1%	96.3%

[1]	“GNYMA office” for the periods ended December 31, 2023 and September 30, 2023 reflects the removal of 500 Mamaroneck, Harrison, NY.
[2]	“Total retail” for the period ended December 31, 2022 includes the Westport, CT retail assets which were sold in February 2023.

Leasing

The tables that follow summarize leasing activity for the three months ended December 31, 2023. During this period, the Company signed 19 leases in the total portfolio totaling 163,896 square feet. Within the Manhattan office portfolio, the Company signed 14 office leases totaling 135,017 square feet.

Total Portfolio

Total Portfolio	Total Leases Executed	Total square footage executed	Average cash rent psf – leases executed	Previously escalated cash rents psf	% of new cash rent over / under previously escalated rents
Office	16	156,444	$63.40	$59.93	5.8%
Retail	3	7,452	$189.20	$288.16	-34.3%
Total Overall	19	163,896	$69.98	$71.87	-2.6%

Manhattan Office Portfolio

Manhattan Office Portfolio	Total Leases Executed	Total square footage executed	Average cash rent psf – leases executed	Previously escalated cash rents psf	% of new cash rent over / under previously escalated rents
New Office	9	96,341	$62.26	$59.54	4.6%
Renewal Office	5	38,676	$66.23	$60.91	8.7%
Total Office	14	135,017	$63.40	$59.93	5.8%

Leasing Activity Highlights

•	A 17-year 52,116 square foot new lease with Greater New York Mutual Insurance Company, at the Empire State Building.

•	After the quarter end, a 16-year 67,865 square foot expansion lease with Burlington Merchandising Corporation, at 1400 Broadway.

Observatory Results

In the fourth quarter, Observatory revenue was $36.2 million and expenses were $9.3 million. Observatory NOI was $26.9 million, a 13% increase year-over-year. For the full year 2023, Observatory revenue was $129.4 million and expenses were $35.3 million. Observatory NOI totaled $94.1 million, a 26% increase year-over-year and was in-line with full year 2019 NOI.

Balance Sheet

The Company had $1.2 billion of total liquidity as of December 31, 2023, which was comprised of $347 million of cash, plus $850 million available under its revolving credit facility. At December 31, 2023, the Company had total debt outstanding of approximately $2.2 billion, no floating rate debt exposure, and a weighted average interest rate of 3.9% per annum. The weighted average term to maturity was 5.4 years. At December 31, 2023, the Company’s ratio of net debt to adjusted EBITDA was 5.4x.

Share Repurchase

The stock repurchase program began in March 2020 and through February 19, 2024, approximately $293.7 million has been repurchased at a weighted average price of $8.18 per share. There were no share repurchases during the fourth quarter.

Dividend

On December 29, 2023, the Company paid a quarterly dividend of $0.035 per share or unit, as applicable, for the fourth quarter of 2023 to holders of the Company’s Class A common stock (NYSE: ESRT) and Class B common stock and to holders of the Series ES, Series 250 and Series 60 partnership units (NYSE Arca: ESBA, FISK and OGCP, respectively) and Series PR partnership units of Empire State Realty OP, L.P., the Company’s operating partnership (the “Operating Partnership”).

On December 29, 2023, the Company paid a quarterly preferred dividend of $0.15 per unit for the fourth quarter of 2023 to holders of the Operating Partnership’s Series 2014 private perpetual preferred units and a preferred dividend of $0.175 per unit for the fourth quarter of 2023 to holders of the Operating Partnership’s Series 2019 private perpetual preferred units.

2024 Earnings Outlook

The Company has provided initial 2024 guidance and key assumptions, as summarized in the table below. The Company’s guidance does not include the impact of any significant future lease termination fee income or any unannounced acquisition, disposition or other capital markets activity.

Key Assumptions	2024 Guidance	2023 Actual Results	Comments
Earnings

Core FFO Per Fully Diluted Share	$0.90 to $0.94	$0.93 ($0.90 ex non- recurring items)	• 2023 FFO included approximately $0.03 of non-recurring items • 2024 includes $0.04 from multifamily assets

Commercial Property Drivers

Commercial Occupancy at year-end	87% to 89%	86.3%

SS Property Cash NOI (excluding lease termination fees)	-1% to +2%	+2.2%	• Assumes positive revenue growth • Assumes a ~6-8% y/y increase in operating expenses and real estate taxes, partially offset by higher tenant expense reimbursements

Observatory Drivers

Observatory NOI	$94M to $102M	$94.1M	• Reflects average quarterly expenses of ~$9M

	Low	High
Net Income (Loss) Attributable to Common Stockholders and the Operating Partnership	$0.24	$0.28
Add:
Impairment Charge	0.00	0.00
Real Estate Depreciation & Amortization	0.65	0.65
Less:
Private Perpetual Distributions	0.02	0.02
Gain on Disposal of Real Estate, net	0.00	0.00

FFO Attributable to Common Stockholders and the Operating Partnership	$0.87	$0.91
Add:
Amortization of Below Market Ground Lease	0.03	0.03

Core FFO Attributable to Common Stockholders and the Operating Partnership	$0.90	$0.94

The estimates set forth above may be subject to fluctuations as a result of several factors, including continued impacts of changes in the use of office space and remote work on our business and our market, our ability to complete planned capital improvements in line with budget, costs of integration of completed acquisitions, costs associated with future acquisitions or other transactions, straight-line rent adjustments and the amortization of above and below-market leases. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

Investor Presentation Update

The Company has posted on the “Investors” section of ESRT’s website the latest investor presentation, which contains additional information on its businesses, financial condition and results of operations.

Webcast and Conference Call Details

Empire State Realty Trust, Inc. will host a webcast and conference call, open to the general public, on Wednesday, February 21, 2024 at 12:00 pm Eastern time.

The webcast will be accessible on the “Investors” section of ESRT’s website. To listen to the live webcast, go to the site at least five minutes prior to the scheduled start time in order to register and download and install any necessary audio software. The conference call can also be accessed by dialing 1-877-407-3982 for domestic callers or 1-201-493-6780 for international callers.

Starting shortly after the call until February 28, 2024, a replay of the webcast will be available on the Company’s website, and a dial-in replay will be available by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for this dial-in replay is 13739774.

The Supplemental Report and Investor Presentation are additional components of the quarterly earnings announcement and are now available on the “Investors” section of ESRT’s website.

The Company uses, and intends to continue to use, the “Investors” page of its website, which can be found at www.esrtreit.com, as a means to disclose material nonpublic information and to comply with its disclosure obligations under Regulation FD, including, without limitation, through the posting of investor presentations that may include material nonpublic information. Accordingly, investors should monitor the “Investors” page, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

About Empire State Realty Trust

Empire State Realty Trust, Inc. (NYSE: ESRT) is a NYC-focused REIT that owns and operates a portfolio of modernized, amenitized, and well-located office, retail, and multifamily assets. The Company is the recognized leader in energy efficiency and indoor environmental quality. ESRT’s flagship Empire State Building – the “World’s Most Famous Building” – includes its Observatory, the #1 attraction in the U.S. in Tripadvisor’s Travelers’ Choice Awards: Best of the Best for two consecutive years. As of December 31, 2023, ESRT’s portfolio is comprised of approximately 8.6 million rentable square feet of office space, 0.7 million rentable square feet of retail space and 727 residential units. More information about Empire State Realty Trust can be found at esrtreit.com and by following ESRT on Facebook, Instagram, TikTok, X, and LinkedIn.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. You can identify forward-looking statements by the use of forward-looking terminology such as “aims,” “anticipates,” “approximately,” “believes,” “contemplates,” “continues,” “estimates,” “expects,” “forecasts,” “hope,” “intends,” “may,” “plans,” “seeks,” “should,” “thinks,” “will,” “would” or the negative of these words and phrases or similar words or phrases. For the avoidance of doubt, any projection, guidance, or similar estimation about the future or future results, performance or achievements is a forward-looking statement.

Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond our control, and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise, and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all).

Many important factors could cause our actual results, performance, achievements, and future events to differ materially from those set forth, implied, anticipated, expected, projected, assumed or contemplated in our forward-looking statements, including, among other things: (i) economic, market, political and social impact of, and uncertainty relating to, any catastrophic events, including pandemics, epidemics or other outbreaks of disease, climate-related risks such as natural disasters and extreme weather events, terrorism and other armed hostilities, as well as cybersecurity threats and technology disruptions; (ii) a failure of conditions or performance regarding any event or transaction described herein; (iii) resolution of legal proceedings involving the Company; (iv) reduced demand for office, multifamily or retail space, including as a result of the changes in the use of office space and remote work; (v) changes in our business strategy; (vi) a decline in Observatory visitors due to changes in domestic or international tourism, including due to health crises, geopolitical events, currency exchange rates, and/or competition from other observatories; (vii) defaults on, early terminations of, or non-renewal of, leases by tenants; (viii) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors; (ix) declining real estate valuations and impairment charges; (x) termination of our ground leases; (xi) limitations on our ability to pay down, refinance, restructure or extend our indebtedness or borrow additional funds; (xii) decreased rental rates or increased vacancy rates; (xiii) difficulties in executing capital projects or development projects successfully or on the anticipated timeline or budget; (xiv) difficulties in identifying and completing acquisitions; (xv) impact of changes in governmental regulations, tax laws and rates and similar matters; (xvi) our failure to qualify as a REIT; (xvii) incurrence of taxable capital gain on disposition of an asset due to failure of compliance with a 1031 exchange program; and (xviii) failure to achieve sustainability metrics and goals, including as a result of tenant collaboration, and impact of governmental regulation on our sustainability efforts. For a further discussion of these and other factors that could impact the company’s future results, performance, or transactions, see the section entitled “Risk Factors” of our annual report on Form 10-K for the year ended December 31, 2022 and any additional factors that may be contained in any filing we make with the SEC.

While forward-looking statements reflect the Company’s good faith beliefs, they do not guarantee future performance. Any forward-looking statement contained in this press release speaks only as of the date on which it was made, and we assume no obligation to update or revise publicly any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events, or other changes after the date of this press release, except as required by applicable law. Prospective investors should not place undue reliance on any forward-looking statements, which are based only on information currently available to the Company (or to third parties making the forward-looking statements).

Contact: Investors and Media

Empire State Realty Trust Investor Relations

(212) 850-2678

IR@esrtreit.com

Empire State Realty Trust, Inc.

Condensed Consolidated Statements of Operations

(unaudited and amounts in thousands, except per share data)

	Three Months Ended December 31,
	2023	2022
Revenues
Rental revenue	$151,167	$145,905
Observatory revenue	36,217	32,318
Lease termination fees	—	—
Third-party management and other fees	275	336
Other revenue and fees	5,223	2,714

Total revenues	192,882	181,273
Operating expenses
Property operating expenses	42,944	39,060
Ground rent expenses	2,332	2,332
General and administrative expenses	16,144	16,478
Observatory expenses	9,282	8,529
Real estate taxes	31,809	31,420
Depreciation and amortization	49,599	44,500

Total operating expenses	152,110	142,319

Total operating income	40,772	38,954
Other income (expense):
Interest income	4,740	2,804
Interest expense	(25,393)	(25,634)
Gain (loss) on sale of properties	(2,497)	6,818

Income before income taxes	17,622	22,942
Income tax expense	(1,792)	(1,322)

Net income	15,830	21,620
Net (income) loss attributable to noncontrolling interests:
Noncontrolling interest in the Operating Partnership	(5,670)	(7,947)
Noncontrolling interests in other partnerships	1	(28)
Preferred unit distributions	(1,050)	(1,050)

Net income attributable to common stockholders	$9,111	$12,595

Total weighted average shares
Basic	161,974	161,720

Diluted	267,003	265,370

Earnings per share attributable to common stockholders
Basic	$0.06	$0.08

Diluted	$0.06	$0.08

Empire State Realty Trust, Inc.

Condensed Consolidated Statements of Operations

(unaudited and amounts in thousands, except per share data)

	Year Ended December 31,
	2023	2022
Revenues
Rental revenue	$597,319	$591,048
Observatory revenue	129,366	105,978
Lease termination fees	—	20,032
Third-party management and other fees	1,351	1,361
Other revenue and fees	11,536	8,622

Total revenues	739,572	727,041
Operating expenses
Property operating expenses	167,324	157,935
Ground rent expenses	9,326	9,326
General and administrative expenses	63,939	61,765
Observatory expenses	35,265	31,036
Real estate taxes	127,101	123,057
Depreciation and amortization	189,911	216,894

Total operating expenses	592,866	600,013

Total operating income	146,706	127,028
Other income (expense):
Interest income	15,136	4,948
Interest expense	(101,484)	(101,206)
Gain on sale/disposition of properties	26,764	33,988

Income before income taxes	87,122	64,758
Income tax benefit	(2,715)	(1,546)

Net income	84,407	63,212
Net (income) loss attributable to noncontrolling interests:
Noncontrolling interest in the Operating Partnership	(31,094)	(22,812)
Noncontrolling interests in other partnerships	(68)	243
Preferred unit distributions	(4,201)	(4,201)

Net income attributable to common stockholders	$49,044	$36,442

Total weighted average shares
Basic	161,122	165,039

Diluted	265,633	269,948

Earnings per share attributable to common stockholders
Basic	$0.30	$0.22

Diluted	$0.30	$0.22

Empire State Realty Trust, Inc.

Reconciliation of Net Income to Funds From Operations (“FFO”),

Modified Funds From Operations (“Modified FFO”) and Core Funds From Operations (“Core FFO”)

(unaudited and amounts in thousands, except per share data)

	Three Months Ended December 31,
	2023	2022
Net income	$15,830	$21,620
Noncontrolling interests in other partnerships	1	(28)
Preferred unit distributions	(1,050)	(1,050)
Real estate depreciation and amortization	48,548	43,076
(Gain) loss on sale of properties	2,497	(6,818)

FFO attributable to common stockholders and Operating Partnership units	65,826	56,800

Amortization of below-market ground leases	1,958	1,958

Modified FFO attributable to common stockholders and Operating Partnership units	67,784	58,758

Core FFO attributable to common stockholders and Operating Partnership units	$67,784	$58,758

Total weighted average shares and Operating Partnership units
Basic	262,775	263,759

Diluted	267,003	265,370

FFO per share
Basic	$0.25	$0.22

Diluted	$0.25	$0.21

Modified FFO per share
Basic	$0.26	$0.22

Diluted	$0.25	$0.22

Core FFO per share
Basic	$0.26	$0.22

Diluted	$0.25	$0.22

Empire State Realty Trust, Inc.

Reconciliation of Net Income to Funds From Operations (“FFO”),

Modified Funds From Operations (“Modified FFO”) and Core Funds From Operations (“Core FFO”)

(unaudited and amounts in thousands, except per share data)

	Year Ended December 31,
	2023	2022
Net income	$84,407	$63,212
Noncontrolling interests in other partnerships	(68)	243
Preferred unit distributions	(4,201)	(4,201)
Real estate depreciation and amortization	184,633	210,522
Gain on sale/disposition of properties	(26,764)	(33,988)

FFO attributable to common stockholders and Operating Partnership units	238,007	235,788

Amortization of below-market ground leases	7,831	7,831

Modified FFO attributable to common stockholders and Operating Partnership units	245,838	243,619

Core FFO attributable to common stockholders and Operating Partnership units	$245,838	$243,619

Total weighted average shares and Operating Partnership units
Basic	263,226	268,337

Diluted	265,633	269,948

FFO per share
Basic	$0.90	$0.88

Diluted	$0.90	$0.87

Modified FFO per share
Basic	$0.93	$0.91

Diluted	$0.93	$0.90

Core FFO per share
Basic	$0.93	$0.91

Diluted	$0.93	$0.90

Empire State Realty Trust, Inc.

Condensed Consolidated Balance Sheets

(unaudited and amounts in thousands)

	December 31,	December 31,
	2023	2022
Assets
Commercial real estate properties, at cost	$3,655,192	$3,551,449
Less: accumulated depreciation	(1,250,062)	(1,137,267)

Commercial real estate properties, net	2,405,130	2,414,182

Assets held for sale	—	35,538
Cash and cash equivalents	346,620	264,434
Restricted cash	60,336	50,244
Tenant and other receivables	39,836	24,102
Deferred rent receivables	255,628	240,188
Prepaid expenses and other assets	98,167	98,114
Deferred costs, net	172,457	187,570
Acquired below market ground leases, net	321,241	329,073
Right of use assets	28,439	28,670
Goodwill	491,479	491,479

Total assets	$4,219,333	$4,163,594

Liabilities and equity
Mortgage notes payable, net	$877,388	$883,705
Senior unsecured notes, net	973,872	973,659
Unsecured term loan facility, net	389,286	388,773
Accounts payable and accrued expenses	99,756	80,729
Acquired below market leases, net	13,750	17,849
Ground lease liabilities	28,439	28,670
Deferred revenue and other liabilities	70,298	76,091
Tenants’ security deposits	35,499	25,084
Liabilities related to assets held for sale	—	5,943

Total liabilities	2,488,288	2,480,503
Total equity	1,731,045	1,683,091

Total liabilities and equity	$4,219,333	$4,163,594